INCORPORATED UNDER THE LAWS OF THE

NUMBER

SHARES

STATE OF DELAWARE

KVINTESS F&DI

790,000,000 AUTHORIZED SHARES PAR VALUE $.00001 NON-ASSESSABLE

CUSIP NO.

This is to certify that

is the record holder of

shares of KVINTESS F&DI HOLDINGS CORP *Common Stock*
transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

KVINTESS F&DI Holdings Corp
CORPORATE
Seal
DELAWARE

PRESIDENT

COUNTERSIGNED AND REGISTERED BY
FIRST AMERICAN STOCK TRANSFER, INC.
4747 N. 7th St. Suite 170, PHOENIX, ARIZONA 85014

AUTHORIZED SIGNATURE

NUMBER

SHARES

INCORPORATED UNDER THE LAWS OF THE

STATE OF DELAWARE

KVINTESS F&DI

10,000,000 AUTHORIZED SHARES PAR VALUE $.00001 NON-ASSESSABLE

CUSIP NO.

This is to certify that

is the record holder of

shares of KVINTESS F&DI HOLDINGS CORP *Preferred A Stock*
transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

KVINTESS F&DI Holdings Corp
CORPORATE
Seal
DELAWARE

PRESIDENT

COUNTERSIGNED AND REGISTERED BY
FIRST AMERICAN STOCK TRANSFER, INC.
4747 N. 7th St. Suite 170, PHOENIX, ARIZONA 85014

AUTHORIZED SIGNATURE